Exhibit 2.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “STARTENGINE REAL ESTATE REIT 1 LLC”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JUNE, A.D. 2020, AT 4:40 O`CLOCK P.M.

3128238 8100	Authentication: 203180570
SR# 20205887590	Date: 06-26-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:40 PM 06/24/2020 FILED 04:40 PM 06/24/2020 SR 20205887590 - File Number 3128238

STATE OF DELAWARE

CERTIFICATE OF FORMATION OF

LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is StartEngine Real Estate REIT 1 LLC.

2.	The Registered Office of the limited liability company in the State of Delaware is located at 1209 Orange Street, County of New Castle, Wilmington, in the City of Delaware, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company.

By:	/s/ Heidi Mortensen
Authorized Person
Name: Heidi Mortensen